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                                                                    EXHIBIT 23.4



                         [COOPERS & LYBRAND LETTERHEAD]



CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in Amendment No. 1 of the registration statement of Beverly Enterprises, Inc. on Form S-4 (File No. 33-57663) of our report dated September 13, 1994, on our audits of the consolidated financial statements of Pharmacy Management Services, Inc. and Subsidiaries as of July 31, 1994 and 1993, and for the three years in the period ended July 31, 1994, which report is included in the Annual Report on Form 10-K/A (Amendment No. 3) of Pharmacy Management Services, Inc. We also consent to the reference to our Firm under the caption "Experts."



                                            COOPERS & LYBRAND L.L.P.



Tampa, Florida


April 17, 1995